Exhibit 2

NISSIN CO., LTD. (8571)
Monthly Data for May 2005
The figures herein are based on Japanese-GAAP, are unaudited and may be subject to revision.

NIS Group’s Main Operating Assets

										(amount in thousands of yen)
	Apr-05	May-05	Jun-05	Jul-05	Aug-05	Sep-05	Oct-05	Nov-05	Dec-05	Jan-06	Feb-06	Mar-06
Assets for SMEs	113,421,127	114,171,141

* Assets for SMEs are the sum of the assets below less loans to consumers, purchased loans receivable, and real estate for sale.

	Apr-05	May-05	Jun-05	Jul-05	Aug-05	Sep-05	Oct-05	Nov-05	Dec-05	Jan-06	Feb-06	Mar-06
Total number of accounts	82,614	82,405
Total loans to business owners	42,369	42,349
Small business owner loans	24,287	24,122
Business Timely loans	17,574	17,720
Secured loans	389	401
Notes receivable	119	106
Total loans to consumers	40,245	40,056
Wide loans	31,118	30,790
Consumer loans	9,127	9,266

										(amount in thousands of yen)
	Apr-05	May-05	Jun-05	Jul-05	Aug-05	Sep-05	Oct-05	Nov-05	Dec-05	Jan-06	Feb-06	Mar-06
Total loans receivable	149,248,323	148,778,547
Total loans to business owners	99,327,854	99,541,254
Small business owner loans	58,702,429	57,800,699
Business Timely loans	21,274,655	22,044,701
Secured loans	19,121,781	19,496,882
Notes receivable	228,988	198,970
Total loans to consumers	49,920,468	49,237,293
Wide loans	47,063,603	46,335,153
Consumer loans	2,856,865	2,902,140

* Bankrupt, delinquent and doubtful loans receivable are included in the balance of loans receivable.

										(amount in thousands of yen)
	Apr-05	May-05	Jun-05	Jul-05	Aug-05	Sep-05	Oct-05	Nov-05	Dec-05	Jan-06	Feb-06	Mar-06
Assets held for leases and installment loans	6,184,274	6,369,964

* Assets held for leases and installment loans are mainly assets of NIS Lease Co., Ltd.

* Installment loans represent the amounts of total installment loans less the amounts of unrealized revenue from installment loans.

										(amount in thousands of yen)
	Apr-05	May-05	Jun-05	Jul-05	Aug-05	Sep-05	Oct-05	Nov-05	Dec-05	Jan-06	Feb-06	Mar-06
Purchased loans receivable and real estate for sale	16,586,692	16,357,690

* Purchased loans receivable and real estate for sale are mainly assets of Nissin Servicer Co., Ltd. and NIS Property Co., Ltd.

										(amount in thousands of yen)
	Apr-05	May-05	Jun-05	Jul-05	Aug-05	Sep-05	Oct-05	Nov-05	Dec-05	Jan-06	Feb-06	Mar-06
Guaranteed loans outstanding	7,908,000	8,259,000
Sanyo Club	4,393,000	4,606,000
Shinsei Business Finance	3,063,000	3,024,000
Chuo Mitsui Finance Service	95,000	166,000
Accounts receivable guaranteed	356,000	462,000

* Amounts for guaranteed loans outstanding include accrued interest and are rounded down to the nearest million yen.

Trend in Number of Applications, Number of Approvals and Approval Ratio by Product

	Apr-05	May-05	Jun-05	Jul-05	Aug-05	Sep-05	Oct-05	Nov-05	Dec-05	Jan-06	Feb-06	Mar-06	Total
Small business owner loans
Applications	1,216	1,289											2,505
Approvals	404	309											713
Approval ratio	33.22%	23.97%											28.46%
Business Timely loans
Applications	2,241	2,530											4,771
Approvals	1,673	2,142											3,815
Approval ratio	74.65%	84.66%											79.96%
Secured loans
Applications	65	67											132
Approvals	23	25											48
Approval ratio	35.38%	37.31%											36.36%
Notes receivable
Applications	50	21											71
Approvals	34	21											55
Approval ratio	68.00%	100.00%											77.46%
Wide loans
Applications	6,536	7,395											13,931
Approvals	380	278											658
Approval ratio	5.81%	3.76%											4.72%
Consumer loans
Applications	2,519	3,014											5,533
Approvals	502	494											996
Approval ratio	19.93%	16.39%											18.00%

*1	The figures include applications and approvals through tie-up companies. Additionally, the definition of “Applications” has been altered by introduction of new systems since April 2005.

*2	The number of approvals of Business Timely and consumer loans includes the number of approved cardholders, which includes credit lines with zero balances.

Delinquent Loans by Default Days for the Years Ended May 31, 2003, 2004 and 2005

May 31, 2003

								(amount in thousands of yen)
	1 day or more		44-66 days		67-96 days		97 days or				Loans
	overdue	%	overdue	%	overdue	%	more overdue	%	Total	%	receivable
Small business owner loans	5,295,190	9.65	418,936	0.76	498,145	0.91	1,186,152	2.16	2,103,233	3.83	54,883,486
Business Timely loans	745,076	4.29	184,433	1.06	142,051	0.82	125,455	0.72	451,941	2.60	17,378,907
Secured loans	306,918	19.89	22,295	1.44	16,584	1.07	213,909	13.86	252,788	16.38	1,543,030
Notes receivable	0	0.00	0	0.00	0	0.00	0	0.00	0	0.00	16,245
Wide loans	5,249,254	8.19	540,005	0.84	525,978	0.82	1,046,674	1.63	2,112,659	3.30	64,107,607
Consumer loans	2,349,363	5.83	684,485	1.70	429,534	1.07	304,157	0.76	1,418,177	3.52	40,268,778

Total	13,945,803	7.83	1,850,155	1.04	1,612,295	0.90	2,876,349	1.61	6,338,800	3.56	178,198,056

May 31, 2004

								(amount in thousands of yen)
	1 day or more		44-66 days		67-96 days		97 days or				Loans
	overdue	%	overdue	%	overdue	%	more overdue	%	Total	%	receivable
Small business owner loans	5,866,535	10.49	645,220	1.15	467,903	0.84	1,895,508	3.39	3,008,632	5.38	55,905,869
Business Timely loans	883,069	4.62	218,249	1.14	195,196	1.02	150,538	0.79	563,984	2.95	19,100,616
Secured loans	175,120	5.50	20,913	0.66	8,677	0.27	90,903	2.85	120,494	3.78	3,186,465
Notes receivable	14,872	5.99	0	0.00	0	0.00	0	0.00	0	0.00	248,290
Wide loans	5,346,863	9.54	672,867	1.20	377,612	0.67	1,559,475	2.78	2,609,954	4.66	56,028,392
Consumer loans	2,185,736	6.29	641,969	1.85	462,188	1.33	296,483	0.85	1,400,641	4.03	34,750,162

Total	14,472,199	8.55	2,199,220	1.30	1,511,577	0.89	3,992,910	2.36	7,703,707	4.55	169,219,797

May 31, 2005

								(amount in thousands of yen)
	1 day or more		44-66 days		67-96 days		97 days or				Loans
	overdue	%	overdue	%	overdue	%	more overdue	%	Total	%	receivable
Small business owner loans	6,291,544	10.88	510,453	0.88	540,866	0.94	2,048,955	3.54	3,100,275	5.36	57,800,699
Business Timely loans	924,363	4.19	202,055	0.92	175,656	0.80	122,323	0.55	500,035	2.27	22,044,701
Secured loans	854,275	4.38	7,654	0.04	953	0.00	473,284	2.43	481,893	2.47	19,496,882
Notes receivable	28,736	14.44	2,320	1.17	2,249	1.13	24,167	12.15	28,736	14.44	198,970
Wide loans	4,601,488	9.93	409,472	0.88	371,492	0.80	1,241,674	2.68	2,022,640	4.37	46,335,153
Consumer loans	200,375	6.90	46,017	1.59	43,288	1.49	31,303	1.08	120,609	4.16	2,902,140

Total	12,900,785	8.67	1,177,973	0.79	1,134,507	0.76	3,941,710	2.65	6,254,191	4.20	148,778,547

*	The figures in “Total” loans do not include “1 day or more overdue” loans.

*	Bankrupt, delinquent and doubtful loans receivable are included in the balance of loans receivable.

Delinquent Loans by Default Days for the Month Ended March 31, 2005, April 30, 2005 and May 31, 2005

March 31, 2005

	(amount in thousands of yen)
	1 day or more		44-66 days		67-96 days		97 days or				Loans
	overdue	%	overdue	%	overdue	%	more overdue	%	Total	%	receivable
Small business owner loans	5,367,136	9.10	417,368	0.71	347,222	0.59	1,753,624	2.97	2,518,215	4.27	58,961,234
Business Timely loans	536,439	2.57	190,270	0.91	0	0.00	3,818	0.02	194,089	0.93	20,862,080
Secured loans	648,393	3.45	3,087	0.02	50,308	0.27	431,659	2.29	485,056	2.58	18,811,605
Notes receivable	27,736	16.01	0	0.00	2,267	1.31	21,900	12.64	24,167	13.95	173,203
Wide loans	3,926,189	8.25	318,688	0.67	219,847	0.46	1,172,329	2.46	1,710,866	3.59	47,604,916
Consumer loans	103,749	3.67	41,603	1.47	486	0.02	0	0.00	42,089	1.49	2,827,260

Total	10,609,645	7.11	971,018	0.65	620,133	0.42	3,383,332	2.27	4,974,484	3.33	149,240,300

April 30, 2005

	(amount in thousands of yen)
	1 day or more		44-66 days		67-96 days		97 days or				Loans
	overdue	%	overdue	%	overdue	%	more overdue	%	Total	%	receivable
Small business owner loans	6,503,661	11.08	620,705	1.06	444,503	0.76	1,864,123	3.18	2,929,332	4.99	58,702,429
Business Timely loans	804,922	3.78	258,639	1.22	139,500	0.66	958	0.00	399,098	1.88	21,274,655
Secured loans	729,961	3.82	7,909	0.04	15,039	0.08	460,264	2.41	483,214	2.53	19,121,781
Notes receivable	28,736	12.55	0	0.00	0	0.00	24,167	10.55	24,167	10.55	228,988
Wide loans	4,640,146	9.86	465,193	0.99	262,596	0.56	1,167,257	2.48	1,895,047	4.03	47,063,603
Consumer loans	170,695	5.97	47,355	1.66	36,766	1.29	0	0.00	84,121	2.94	2,856,865

Total	12,878,124	8.63	1,399,802	0.94	898,406	0.60	3,516,772	2.36	5,814,981	3.90	149,248,323

May 31, 2005

	(amount in thousands of yen)
	1 day or more		44-66 days		67-96 days		97 days or				Loans
	overdue	%	overdue	%	overdue	%	more overdue	%	Total	%	receivable
Small business owner loans	6,291,544	10.88	510,453	0.88	540,866	0.94	2,048,955	3.54	3,100,275	5.36	57,800,699
Business Timely loans	924,363	4.19	202,055	0.92	175,656	0.80	122,323	0.55	500,035	2.27	22,044,701
Secured loans	854,275	4.38	7,654	0.04	953	0.00	473,284	2.43	481,893	2.47	19,496,882
Notes receivable	28,736	14.44	2,320	1.17	2,249	1.13	24,167	12.15	28,736	14.44	198,970
Wide loans	4,601,488	9.93	409,472	0.88	371,492	0.80	1,241,674	2.68	2,022,640	4.37	46,335,153
Consumer loans	200,375	6.90	46,017	1.59	43,288	1.49	31,303	1.08	120,609	4.16	2,902,140

Total	12,900,785	8.67	1,177,973	0.79	1,134,507	0.76	3,941,710	2.65	6,254,191	4.20	148,778,547

*	The figures in “Total” loans do not include “1 day or more overdue” loans.

*	Bankrupt, delinquent and doubtful loans receivable are included in the balance of loans receivable.

Newly Contracted Accounts and Loan Amounts by Application Channels

March 31, 2005

(amount in thousands of yen)
	Small business		Business Timely
	owner loans		loans		Secured loans		Notes receivable		Wide loans		Consumer loans		Total
	Number of	Loan	Number of	Loan	Number of	Loan	Number of	Loan	Number of	Loan	Number of	Loan	Number of	Loan
Application channel	accounts	amounts	accounts	amounts	accounts	amounts	accounts	amounts	accounts	amounts	accounts	amounts	accounts	amounts
USEN Corp.	52	182,700	456	336,269	0	0	0	0	0	0	38	10,350	546	529,319
Shinsei Business Finance Co., Ltd.	16	89,800	1	1,000	0	0	0	0	0	0	0	0	17	90,800
Telemarketing (Shinsei Business Finance Co., Ltd.)*	9	54,000	17	16,140	0	0	0	0	0	0	2	900	28	71,040
Sanyo Club Co., Ltd.	5	19,900	2	2,000	0	0	0	0	0	0	4	1,480	11	23,380
Other	288	2,506,250	116	93,216	28	4,399,500	35	57,293	358	1,081,440	303	76,787	1,128	8,214,487

Total	370	2,852,650	592	448,626	28	4,399,500	35	57,293	358	1,081,440	347	89,517	1,730	8,929,027

April 30, 2005

(amount in thousands of yen)
	Small business		Business Timely
	owner loans		loans		Secured loans		Notes receivable		Wide loans		Consumer loans		Total
	Number of	Loan	Number of	Loan	Number of	Loan	Number of	Loan	Number of	Loan	Number of	Loan	Number of	Loan
Application channel	accounts	amounts	accounts	amounts	accounts	amounts	accounts	amounts	accounts	amounts	accounts	amounts	accounts	amounts
USEN Corp.	26	86,500	247	209,683	0	0	0	0	0	0	30	7,300	303	303,483
Shinsei Business Finance Co., Ltd.	14	90,500	0	0	0	0	1	3,000	0	0	0	0	15	93,500
Telemarketing (Shinsei Business Finance Co., Ltd.)*	6	25,500	7	6,300	0	0	0	0	0	0	2	600	15	32,400
Sanyo Club Co., Ltd.	8	10,800	4	4,000	0	0	0	0	0	0	0	0	12	14,800
Other	181	1,556,700	369	538,539	8	130,100	8	31,145	281	891,300	215	56,942	1,062	3,204,727

Total	235	1,770,000	627	758,522	8	130,100	9	34,145	281	891,300	247	64,842	1,407	3,648,910

May 31, 2005

(amount in thousands of yen)
	Small business		Business Timely
	owner loans		loans		Secured loans		Notes receivable		Wide loans		Consumer loans		Total
	Number of	Loan	Number of	Loan	Number of	Loan	Number of	Loan	Number of	Loan	Number of	Loan	Number of	Loan
Application channel	accounts	amounts	accounts	amounts	accounts	amounts	accounts	amounts	accounts	amounts	accounts	amounts	accounts	amounts
USEN Corp.	29	97,800	247	248,529	0	0	0	0	0	0	27	8,100	303	354,429
Shinsei Business Finance Co., Ltd.	8	69,000	1	1,000	0	0	0	0	0	0	0	0	9	70,000
Telemarketing (Shinsei Business Finance Co., Ltd.)*	2	6,000	10	8,900	0	0	0	0	0	0	2	500	14	15,400
Sanyo Club Co., Ltd.	1	1,500	2	600	0	0	0	0	0	0	3	1,400	6	3,500
Other	203	1,152,400	676	919,585	13	1,547,100	9	9,100	266	804,760	248	65,961	1,415	4,498,908

Total	243	1,326,700	936	1,178,614	13	1,547,100	9	9,100	266	804,760	280	75,961	1,747	4,942,237

*	Figures represent results of Nissin’s service as a telemarketing agent for Shinsei Business Finance.

Month-End Number of Accounts and Loans Receivable by Application Channels

March 31, 2005

											(amount in thousands of yen)
	Small business		Business Timely
	owner loans		loans		Secured loans		Notes receivable		Wide loans		Consumer loans		Total
	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans
Application channel	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable
USEN Corp.	549	1,656,098	3,226	4,700,816	0	0	0	0	6	14,895	797	246,594	4,578	6,618,406
Shinsei Business Finance Co., Ltd.	328	1,554,475	54	73,449	6	88,851	2	5,300	0	0	3	992	393	1,723,069
Telemarketing (Shinsei Business Finance Co., Ltd.)*1	331	1,310,566	957	972,623	1	4,330	0	0	1	2,168	252	82,890	1,542	2,372,579
Sanyo Club Co., Ltd.	442	1,055,506	285	296,308	1	1,508	0	0	2	2,254	241	80,428	971	1,436,007
Other	22,764	53,384,588	12,971	14,818,882	382	18,716,914	101	168,902	31,431	47,584,834	7,724	2,416,352	75,373	137,090,474

Total	24,414	58,961,234	17,493	20,862,080	390	18,811,605	103	174,203	31,440	47,604,153	9,017	2,827,260	82,857	149,240,537

April 30, 2005

											(amount in thousands of yen)
	Small business		Business Timely
	owner loans		loans		Secured loans		Notes receivable		Wide loans		Consumer loans		Total
	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans
Application channel	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable
USEN Corp.	564	1,689,417	3,414	5,094,001	0	0	0	0	6	14,694	789	238,946	4,773	7,037,059
Shinsei Business Finance Co., Ltd.	328	1,478,591	51	65,176	6	86,472	2	3,401	0	0	2	546	389	1,634,188
Telemarketing (Shinsei Business Finance Co., Ltd.)*1	331	1,256,337	919	927,838	1	4,272	0	0	1	2,141	245	80,403	1,497	2,270,992
Sanyo Club Co., Ltd.	440	1,026,935	282	293,345	1	1,481	0	0	2	2,206	238	78,403	963	1,402,371
Other	22,624	53,251,147	12,908	14,894,293	381	19,029,554	117	225,587	31,109	47,044,561	7,853	2,458,566	74,992	136,903,711

Total	24,287	58,702,429	17,574	21,274,655	389	19,121,781	119	228,988	31,118	47,063,603	9,127	2,856,865	82,614	149,248,323

May 31, 2005

											(amount in thousands of yen)
	owner loans		loans		Secured loans		Notes receivable		Wide loans		Consumer loans		Total
	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans
Application channel	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable
USEN Corp.	589	1,753,302	3,613	5,568,930	0	0	0	0	6	14,485	792	238,748	5,000	7,575,468
Shinsei Business Finance Co., Ltd.	316	1,432,735	50	64,580	6	83,019	1	3,000	0	0	2	527	375	1,583,863
Telemarketing (Shinsei Business Finance Co., Ltd.)*1	323	1,195,932	846	832,173	1	4,207	1	2,278	1	2,113	243	77,854	1,415	2,114,560
Sanyo Club Co., Ltd.	437	993,688	272	276,953	1	1,455	0	0	2	2,151	236	77,670	948	1,351,919
Other	22,457	52,425,038	12,939	15,302,063	393	19,408,200	104	193,692	30,781	46,316,402	7,993	2,507,338	74,667	136,152,736

Total	24,122	57,800,699	17,720	22,044,701	401	19,496,882	106	198,970	30,790	46,335,153	9,266	2,902,140	82,405	148,778,547

*	Bankrupt, delinquent and doubtful loans receivable are included in the balance of loans receivable.

*1	Figures represent results of Nissin’s service as a telemarketing agent for Shinsei Business Finance.

Month-End Breakdown of Borrowings and Borrowing Rates

Breakdown of borrowings by lender

	(amount in millions of yen)
	May 31, 2005		March 31, 2005		May 31, 2004
	Amount	Ratio	Amount	Ratio	Amount	Ratio
Indirect	95,862	74.93%	100,855	75.00%	95,586	69.95%
Bank	80,641	63.03%	84,609	62.92%	69,672	50.99%
Life insurance companies	—	—	—	—	—	—
Non-life insurance companies	1,625	1.27%	1,716	1.28%	2,260	1.65%
Other financial institutions	13,595	10.63%	14,528	10.80%	23,656	17.31%
Direct	32,080	25.07%	33,614	25.00%	41,054	30.05%

Total	127,942	100.00%	134,469	100.00%	136,641	100.00%

Borrowings by maturity

	(amount in millions of yen)
	May 31, 2005		March 31, 2005		May 31, 2004
	Amount	Ratio	Amount	Ratio	Amount	Ratio
Short-term loan	9,651	7.89%	10,917	8.12%	12,700	9.29%
Long-term loan	118,291	92.11%	123,552	91.88%	123,941	90.71%
Long-term loan within 1 year	52,424	42.87%	53,874	40.06%	60,159	44.03%
Long-term loan over 1 year	65,866	49.24%	69,678	51.82%	63,781	46.68%

Total	127,942	100.00%	134,469	100.00%	136,641	100.00%

Borrowing rates

			(%)
	May 31, 2005	March 31, 2005	May 31, 2004
Indirect	1.93	1.97	2.27
Bank	1.87	1.89	2.22
Life insurance companies	—	—	—
Non-life insurance companies	2.36	2.35	2.62
Other financial institutions	2.29	2.38	2.43
Direct	1.32	1.30	1.66

Total	1.78	1.80	2.09

Month-End Investment Securities
(As of May 31, 2005)

(amount in millions of yen)
Acquisition Cost	Market Value	Difference
6,391	14,361	7,969